CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 29, 2010, with respect to the consolidated financial statements included in the Annual Report on Form 20-F for the year ended December 31, 2009 of eFuture Information Technology Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

Hong Kong
July 12, 2010